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                                                                   EXHIBIT 10.31

                          BRIGHAM EXPLORATION COMPANY

                       EMPLOYEE STOCK OWNERSHIP AGREEMENT


         THIS AGREEMENT, made by and between BRIGHAM EXPLORATION COMPANY, a Delaware corporation (the "Company") and [See Schedule I attached] ("Employee"),

                                  WITNESSETH:

         WHEREAS, Employee is an employee of Brigham Oil & Gas, L.P., a Delaware limited partnership (the "Partnership") of which the Company is both a general partner and a limited partner and Brigham, Inc., a Texas corporation, is a general partner;

         WHEREAS, prior to the date hereof, Employee owned an interest as a limited partner (the "Limited Partner Interest") in the Partnership;

         WHEREAS, the Limited Partner Interest was acquired by Employee pursuant to an Employment Equity Interests Plan Participation Agreement dated October 14, 1994 which contained confidentiality, noncompetition and vesting provisions (the "1994 Agreements"), among other terms;

         WHEREAS, in connection with the formation of the Company, which was consummated on the date hereof, Employee contributed the Limited Partner Interest to the Company in exchange for 66,964 shares of common stock in the Company, par value $.01 per share (the "Shares"); and

         WHEREAS, Employee and the Company have agreed in connection with the issuance of the Shares that the Shares should be subject to agreements similar to the 1994 Agreements;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto do hereby agree as follows:

         1. Vesting, Forfeiture and Repurchase. The Shares shall be subject to vesting and forfeiture as follows:

                 (a) Except as otherwise provided in this Paragraph 1, 16.67% of the Shares (or 11,160 Shares) shall be deemed fully vested on the date of this Agreement, 28.33% of the Shares (or 18,974 Shares) shall be deemed fully vested on July 1, 1997, an additional 28.33% of the Shares (or 18,973 Shares) shall be deemed fully vested on July 1, 1998, and the remaining 26.67% of the Shares (or 17,857 Shares) shall be deemed fully vested on July 1, 1999.
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                 (b)      If Employee's employment with the Company or any of
         its subsidiaries (including the Partnership), or any of its or their successors or affiliates (collectively, the "Employer") terminates at any time prior to July 1, 1999, for any reason other than the death of Employee, in which case subparagraph (c) of this Paragraph 1 shall control, the then unvested portion of the Shares shall be deemed automatically forfeited by Employee to the Company, effective on the date of such termination.

                 (c) If Employee dies prior to July 1, 1999, in lieu of the vesting schedule provided in subparagraph (a) of this Paragraph 1, one sixtieth (1/60) of the Shares shall be deemed fully vested for each month ended prior to the date of death, beginning with the month ended July 31, 1994 and ending with the month ended immediately prior to the date of death. Any remaining unvested portion of the Shares shall be deemed automatically forfeited by Employee to the Company, effective on the date of death.

                 (d) Upon Employee's termination of employment, by death or otherwise, if the Company's common stock is not then listed on an established securities exchange, the Company shall have the right, exercisable at any time on or before the first anniversary of such termination by written notice delivered to Employee or his personal representative, to purchase all or any portion of the Shares which is not forfeited in accordance with the provisions of subparagraphs (b) or (c) of this Paragraph 1. The purchase price for such Shares shall be the fair market value thereof on the date of termination. For this purpose, fair market value shall be an amount equal to the value of the Shares on the termination date as mutually agreed upon by the Company and Employee or his personal representative. If they are unable to reach agreement on such value, such value shall be computed in the same manner as it would be if all Company assets were sold for cash, all Company liabilities were paid and all remaining cash were distributed to the shareholders of the Company in liquidation of the Company. For purposes of this computation, the value of the Company assets shall equal the excess of (i) the aggregate of (X) the present value of the future net revenues attributable to the Company's proved oil and gas reserves, as determined in accordance with the immediately succeeding sentence, as reflected on the Company's most recent engineering report, and (Y) the book value, as reflected on the Company's most recent financial statements, of all cash, unevaluated oil and gas properties and other assets of the Company, over (ii) an amount equal to all debts, obligations and liabilities of the Company of every kind whatsoever. The present value of the future net revenues shall be discounted at a rate of ten percent (10%) per annum, and the valuation shall assume that prices for future oil and gas production shall remain fixed at the prices in effect as of the date
         of termination of employment.   Payment for such Shares shall be in
         cash and shall be paid within ninety days after the purchase price has been determined. If the Company elects not to purchase any portion of the Shares of the terminated Employee, such





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         portion shall be retained by Employee or pass to his successors by operation of law, and this Agreement shall thereupon terminate.

                 (e) Unless and until any portion of the Shares is forfeited or repurchased as provided in this Paragraph 1, Employee shall have full rights of ownership with respect to such Shares from and after the date of this Agreement.

                 (f) Upon the occurrence of a Change-in-Control, as defined in this subparagraph (f), any unvested portion of Employee's Shares shall be vested immediately. A Change-in-Control for this purpose will occur if (i) as a result of any merger or acquisition transaction involving the Company or any transaction involving the issuance or redemption of equity interests in the Company, more than fifty percent (50%) of such equity interests is owned by parties other than those listed on Exhibit A attached hereto, and (ii) within twelve (12) months after the occurrence described in clause (i) of this subparagraph (f), either (A) Employee's job responsibilities are substantially diminished or (B) Employee is required to relocate to a principal place of business that is more than sixty (60) miles from the principal place of business of Employee immediately prior to such occurrence.

         2. Confidentiality. Employee hereby acknowledges that the Employer's trade secrets and other confidential or proprietary information, as they may exist from time to time (the "Proprietary Information") are valuable, special and unique assets of the Employer's business, access to and knowledge of which are essential to the performance of Employee's duties as an employee of the Employer. Employee agrees that Employee will hold in strict confidence and will not directly or indirectly disclose or reveal to any person, or use for Employee's own personal benefit or for the benefit of anyone else, any Proprietary Information of any kind (including but not limited to compensation data, partner lists, financial information, pending projects and proposals information, proprietary processes, research and development strategy information, scientific data, technological data and technological prototypes, regardless of whether acquired, learned, obtained or developed by Employee alone or in conjunction with others) belonging to or concerning the Employer or any of its affiliates, participants, partners, customers or clients, except (i) with the prior written consent of the President of the Company, (ii) in the course of the proper performance of Employee's duties as an employee of the Employer, or (iii) as required by applicable law or legal process. The provisions of this Paragraph 2 shall continue in effect notwithstanding the termination of Employee's employment with the Employer for any reason.

         3. Noncompetition. During the period of Employee's employment with the Employer and for a period of one year thereafter, Employee agrees that Employee will not directly or indirectly engage or participate in, on Employee's own behalf or for anyone else, whether as a director, officer, shareholder, member, partner, employee, consultant, agent, representative, proprietor, associate, investor or otherwise, any business or activity which is





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competitive with the business of the Employer or any of its affiliates in any geographical area in the continental United States, or in the offshore area within the portion of the Gulf of Mexico over which the United States or any State thereof asserts jurisdiction, which is within one-half (1/2) mile of lands (i) in which the Employer has a mineral property interest (including but not limited to a mineral lease, overriding royalty interest, production payment, net profits interest, or mineral fee interest) or right, license or authority to conduct or direct exploratory activities (including but not limited to seismic, geophysical and geochemical activities) as of the date of Employee's termination of employment with the Employer, or (ii) which are part of an area of mutual interest designated by the Employer as of the date of Employee's termination of employment with the Employer. The term "area of mutual interest" for this purpose shall not include geological areas of interest ("Geological Areas") which are designated for preliminary geological mapping (such as, for example, those areas covered by that certain MXC Exploration Company Consulting Agreement dated as of February 28, 1994, between MXC Exploration Company and the Partnership), but such term shall include all areas designated by the Employer (including areas designated within the Geological Areas) for three dimensional seismic acquisition ("3D Areas") over the majority of the lands within each such 3D Area. The foregoing restrictions shall not apply, however, to Employee's ownership of or dealings with respect to any securities of any corporation or other entity whose equity securities are actively traded on any recognized stock exchange or in the over-the-counter market so long as Employee's holdings in such corporation or other entity do not exceed five percent (5%) of the outstanding equity securities of any class in such corporation or other entity. The provisions of this Paragraph 3 shall continue in effect notwithstanding the termination of Employee's employment with the Employer for any reason.

         4. Enforceability. If, for any reason, any provision contained in this Agreement should be held invalid by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform such covenant to such narrower scope as it determines enforceable.

         5. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Employee and his beneficiaries, devisees, heirs and legal representatives, and the Company and its successors and assigns. This Agreement shall also bind and be applicable to any interest received by Employee, by virtue of the interests granted hereunder, in any entity which is a successor to the Company except to the extent otherwise expressly provided herein.

         6. Employee Representations. Employee represents that he is acquiring the Shares as an investment and not with a view to any sale or distribution of all or any portion of the Shares. Employee will hold the Shares subject to all applicable provisions of the Securities





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Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, and will not at any time make any sale, transfer or other disposition of the Shares in contravention of the Act or such rules and regulations. Further, Employee represents that he will not make any disposition or transfer of any of the Shares unless and until (a) he has given the Company notice in writing of the proposed disposition or transfer and the circumstances surrounding it, and (b) either (i) the Shares to be so disposed of or transferred shall have been registered under the Act or (ii) counsel for the Company or other counsel satisfactory to the Company shall have given a written opinion that registration under the Act is not required.

         7. Employment at Will. The execution of this Agreement does not enlarge or otherwise affect the terms of Employee's employment with the Company, and the Company may terminate the employment of Employee at will and as freely and with the same effect as if this Agreement had not been executed.

         IN WITNESS WHEREOF, this Agreement has been executed this _____ day of February, 1997.



                                      BRIGHAM EXPLORATION COMPANY



                                      By
                                        ------------------------------------
                                        Ben M. Brigham, President


                                      EMPLOYEE:




                                      --------------------------------------
                                      [See Schedule I attached]





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                                   EXHIBIT A



BRIGHAM EXPLORATION COMPANY, A Delaware corporation

BRIGHAM OIL & GAS, L.P., A Delaware limited partnership

BRIGHAM, INC. (f/k/a Brigham Exploration Company), a Texas corporation

GENERAL ATLANTIC PARTNERS III, L.P., a Delaware limited partnership

GAP-BRIGHAM PARTNERS, L.P., a Delaware limited partnership

BEN M. BRIGHAM

ANNE L. BRIGHAM

HAROLD D. CARTER

RIMCO PARTNERS, L.P. II

RIMCO PARTNERS, L.P. III

RIMCO PARTNERS, L.P. IV





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                                   Schedule I

Jon L. Glass

Craig M. Fleming

David T. Brigham





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